                       CONFIDENTIAL TREATMENT REQUESTED


                             COPROMOTION AGREEMENT

     This COPROMOTION AGREEMENT (the "Agreement") is made May 27, 1997, and is effective April 25, 1997, by and between CYTYC CORPORATION, a Delaware corporation maintaining its principal business offices at 85 Swanson Road, Boxborough, Massachusetts 01719 ("Cytyc"), and MEAD JOHNSON & COMPANY, a Delaware corporation maintaining its principal business offices at 2400 West Lloyd Expressway, Evansville, Indiana 47721 ("MJC").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Cytyc manufactures, markets, and distributes a replacement for the pap smear under the name "ThinPrep(R) Pap Test/TM/" which has received premarketing approval by the United States Food and Drug Administration;

     WHEREAS, MJC is engaged in the business of developing, manufacturing, marketing, and/or distributing various nutritional and some pharmaceutical products in the United States; and

     WHEREAS, Cytyc wishes to expand the promotion of the Thin Prep Pap Test to OBGYNs, and MJC desires to have the right to copromote the ThinPrep Pap Test to OBGYNs, all upon the terms specified in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, Cytyc and MJC agree as follows:

1.   Definitions.  For purposes of this Agreement, the following terms will have
     -----------
the corresponding meanings set forth below:

     A.  [confidential treatment requested] has the meaning specified in
          --------------------------------
Section 11.

     B.  "Follow-Up Call" has the meaning specified in Section 4.E.
          --------------

     C.  [confidential treatment requested] has the meaning specified in
          --------------------------------
Section 11.

     D.  "National Phase" has the meaning specified in Section 3.A.
          --------------

     E.  "OBGYNs" means obstetricians and gynecologists practicing patient care
          ------
in the Territory [confidential treatment requested].

     F.  "POA" means "plan of action".
          ---

     G.  "Primary Call" has the meaning specified in Section 4.C.
          ------------

                       CONFIDENTIAL TREATMENT REQUESTED

     H.  "Product" means the ThinPrep Pap Test and any new and/or improved form,
          -------
formulation, or delivery system specifically  related to the ThinPrep Pap Test.

     I.  "Product Sales" means for the applicable period the price actually
          -------------
charged by Cytyc or its licensees for the Product to purchasers for their use or use by someone else or for resale in the Territory, net of (i) actual returns and credits for rejected Product, (ii) actual bad debt related to sales of the Product (iii) sales of Product for research and development purposes, (iv) sales of ThinPrep Processors, and (v) sales taxes or similar taxes, the legal incidence of which falls on Cytyc, to the extent identified on the invoice for the Product or otherwise documented as part of the sale. If a Product is sold for compensation other than cash, Product Sales will be calculated based on the fair market value of the Product in cash.

     J.  "Profile Form" has the meaning specified in Section 4.B.
          ------------

     K.  "Promotional Call" has the meaning specified in Section 4.F.
          ----------------

     L.  "Promotional Materials" means all written promotional material provided
          ---------------------
to MJC by Cytyc in connection with this Agreement, including, but not limited to, sample Products, user manuals, logos, symbols, designs, displays, stationery, forms, articles, sales literature, technical manuals, and business reply cards related to the Product or Cytyc's ThinPrep System generally.

     M.  "Regional Phase" has the meaning specified in Section 3.A.
          --------------

     N.  "Residual Phase" has the meaning specified in Section 3.A.
          --------------

     O.  "Term" has the meaning specified in Section 3.A.
          ----

     P.  "Territory" means the [confidential treatment requested]
          ---------

     Q.  "Trademark" means the registered trademarks "Cytyc(R)", "ThinPrep(R)",
          ---------
"PreservCyt(R), and "TransCyt(R)", and the trademark "ThinPrep(R) Pap Test/TM/" and any other trademark or trade name (whether registered or unregistered) used on or with the Product or in any promotional material related to the Product in the Territory.

2.   Grant of Rights to MJC
     ----------------------

     A. Cytyc engages MJC to copromote the Product on an exclusive basis to OBGYNs upon the terms and conditions in this Agreement. During the Term, (i) Cytyc and its affiliates retain the right, and have the obligation, to use commercially reasonable efforts to promote the Product in the Territory, and
(ii) Cytyc retains and this Agreement in no way restricts Cytyc's right to promote, distribute, and sell the Product in the Territory through labs, managed care organizations, insurance companies, and any other organizations as Cytyc deems necessary or ap-

                       CONFIDENTIAL TREATMENT REQUESTED

propriate in its sole discretion provided that Cytyc does not utilize the services of [confidential treatment requested].

     B. During the Term, Cytyc grants MJC a fully-paid up, nonexclusive right and license to use the Trademark solely in connection with its promotion of the Product and the other activities of MJC conducted in the Territory in accordance with this Agreement. MJC will use the Trademarks only in furtherance of the purposes of this Agreement and at all times will use the Trademarks in accordance with the trademark guidelines promulgated by Cytyc and then in effect. MJC acknowledges that the Trademarks and any Promotional Materials provided by Cytyc under this Agreement are owned solely and exclusively by Cytyc and that nothing contained in this Agreement will give MJC any ownership right in the Trademarks or Promotional Materials. MJC will not reproduce, copy, or alter the Promotional Materials in any manner. MJC will not alter, deface, cover, or remove any copyright or trademark notice on the Promotional Materials. MJC has no right to sub-license any such rights.

3.   Term
     ----

     A. The Term will consist of the Regional Phase, the National Phase, and the Residual Phase.

         (1) The Regional Phase will run from [confidential treatment requested] through [confidential treatment requested]

         (2) The National Phase will run from [confidential treatment requested] through [confidential treatment requested]

         (3) The Residual Phase will run from [confidential treatment requested] through [confidential treatment requested]

     B. During the Regional Phase only, the Territory will be substantially reduced so that it will consist only of the following [confidential treatment requested] full MJC Districts and [confidential treatment requested] partial MJC
Districts:

              (1)  Full MJC Districts
                   ------------------

                   [confidential treatment requested]

              (2)  Partial MJC Districts [confidential treatment requested]
                   ----------------------

                   [confidential treatment requested]

     C. During the National Phase and the Residual Phase, the entire Territory will apply.

                       CONFIDENTIAL TREATMENT REQUESTED

     D. On mutual agreement of Cytyc and MJC in their respective sole discretion, the copromotion of the Product via Primary Calls, at [confidential treatment requested] each, Promotional Calls, at [confidential treatment requested] each, and Follow-Up Calls may be continued beyond calendar year 1998. The exact terms and conditions of such additional copromotion activities would be as agreed to between Cytyc and MJC.

4.   Copromotion by MJC
     ------------------

     A. During the Regional Phase and the National Phase, MJC will use commercially reasonable efforts to copromote the Product to OBGYNs as set out in this Agreement. MJC will utilize its sales representatives to copromote the Product. MJC will not make any claims, warranties, or other statements regarding the Product other than those contained in the Promotional Materials, the Product's current package insert, or any other statement expressly authorized by Cytyc. MJC and its sales representatives at all times will act in a manner consistent with fair trade, fair competition, and good business ethics and will attempt to maintain favorable relations with the OBGYNs and any other person in connection with performing its obligations under this Agreement.

     B. Cytyc and MJC jointly will develop a Profile Form to be used to help identify the potential for Product business with an OBGYN. Information for inclusion in the Profile Form will include [confidential treatment requested]. Cytyc will pay for the costs to develop, print, and distribute to MJC personnel the Profile Form as needed by them. Information on the Profile Forms will be for the benefit of and the property of [confidential treatment requested].

     C.  MJC will make Primary Calls on OBGYNs as follows:

         (1) A Primary Call will be made by MJC for the purpose of attempting to identify and/or further develop the potential for Product business with the OBGYN.

         (2) A Primary Call to an OBGYN who at the time of the Primary Call is not using the Product will consist of the following:

                       CONFIDENTIAL TREATMENT REQUESTED

                      [confidential treatment requested]

           (3) A Primary Call to an OBGYN who at the time of the Primary Call is using the Product will consist of the following:

                      [confidential treatment requested]

           (4) MJC will attempt to have Primary Calls with the OBGYN and key office staff although such is not guaranteed as such attendance depends on MJC's accessability to and the willingness of the OBGYN and key office staff. MJC, however, does commit to the following:

               (a) During the Regional Phase, conducting a Primary Call with not less than [confidential treatment requested] of the OBGYNs in the Territory covered by the Regional Phase.

               (b) From [confidential treatment requested], which are the [confidential treatment requested] of the National Phase, making a total of [confidential treatment requested] Primary Calls as follows:

               (i) [confidential treatment requested] Primary Calls on OBGYNs who have not had a prior Primary Call; and

               (ii) [confidential treatment requested] additional Primary Calls on OBGYNs who may or may not have had a prior Primary Call at any time earlier in the Term.

           (c) Notwithstanding anything to the contrary in Section 4.C.(4)(b) above, if MJC fails to make the number of Primary Calls set out in Section 4.C.(4)(b) above by [confidential treatment requested], this will not be deemed a breach by MJC if the shortfall is not due to bad faith by MJC, but in any event Cytyc and MJC will meet to discuss and mutually agree in good faith on (i) shifting the obligation to make such shortfall in Primary Calls, (ii) making a prorata adjustment in the Call Fee provided for in Section 11.C.(1) below, or
(iii) some other mutually agreeable reasonable resolution.

                       CONFIDENTIAL TREATMENT REQUESTED

              (d) During [confidential treatment requested], which comprises [confidential treatment requested] of the [confidential treatment requested] making a total of [confidential treatment requested] Primary Calls, with no obligation that any such additional Primary Calls be with OBGYNs who [confidential treatment requested].

          (5) One or more additional Primary Calls may be necessary in some situations to accomplish the objectives in Subsection (2) above. If more than one Primary Call on such OBGYNs is necessary, the subsequent Primary Calls will be modified by MJC from the requirements set out in Subsection (2) above as dictated by the circumstances. In such situations, additional Primary Calls will be made unless or until either a qualified lead is generated or the OBGYN is judged by MJC and Cytyc to be of marginal value and/or have marginal interest in the Product.

          (6) During all Primary Calls, [confidential treatment requested].

      D. Upon (i) completion of all Primary Calls necessary to enable completion of the Profile Form on an OBGYN's office and (ii) MJC's ability to obtain a commitment from the OBGYN to allow Cytyc's sales representative to make a call on the OBGYN, MJC promptly, within [confidential treatment requested] MJC business days if reasonable, will complete and send, by fax if reasonably possible, to Cytyc a completed Profile Form.

      E. Following Cytyc's receipt of a completed Profile Form from MJC, Cytyc promptly will forward the completed Profile Form to Cytyc's local sales representative for Follow-Up Calls on the OBGYN. The Cytyc sales representative then will promptly, within [confidential treatment requested] days if reasonable, will make an appointment with the OBGYN for a Follow-Up Call which appointment will be for as soon as is mutually agreeable with the OBGYN. The purpose of the appointment will be for the Cytyc sales representative to:

          (1)   Make Product detailing to the OBGYN;

          (2) Attempt to obtain a commitment from the OBGYN to use the Product; and

          (3) Attempt to secure the sale and implementation of the Product throughout the OBGYN's office.

Cytyc will use commercially reasonable efforts to notify the MJC sales representative of the date and time for the appointment. [confidential treatment requested]. Following the Cytyc sales representative's Follow-Up Call on the OBGYN, the Cytyc sales representative will report the outcome to MJC's designated coordinator and to Cytyc's designated coordinator. Depending on the geographic market and the Profile Form data, Cytyc may elect to effect a Follow-Up Call via either telephone or by referral of the Follow-Up Call to appropriate processing laboratory sales personnel. A general guideline for use of such alternative means of effecting a Follow-Up Call is set out in Exhibit 1.

      F. During [confidential treatment requested] of the [confidential treatment requested] of the [confidential treatment requested], MJC

                       CONFIDENTIAL TREATMENT REQUESTED

will make a total of [confidential treatment requested] Promotional Calls on the offices of OBGYNs who are using the Product. Promotional Calls will consist of the following:

          (1)  Attempt to reinforce and expand the OBGYN's and/or office staff's

          (2) Attempt to further develop the MJC sales representative's relationship

          (3) Fulfill the OBGYN's office needs regarding the Product such as Product

[confidential treatment requested] with OBGYNs is not guaranteed during Promotional Calls although MJC will use commercially reasonable efforts to attempt to make some [confidential treatment requested] with the OBGYN during Promotional Calls.

      G. In [confidential treatment requested], as mutually agreed to by MJC and Cytyc, MJC and Cytyc will meet to discuss and evaluate their perspectives on which [confidential treatment requested] during the balance of the National Phase. The focus of this discussion and evaluation will be how to attempt to maximize Product Sales during the Term. Some considerations for such discussion will be: (i) new OBGYNs that have been or may be added during the balance of the National Phase, (ii) OBGYNs who, based on prior Primary Calls and/or Follow-Up Calls, seemed to have a reasonable interest in the Product but have not yet started using the Product, (iii) particularly influential OBGYNs, and (iv) OBGYNs who are heavy users of the Product. MJC will use this discussion and evaluation and other relevant information available to MJC in determining where to target its Primary Calls and Promotional Calls.


      H. During the Term, designated representatives of Cytyc and MJC will meet, either in person or via teleconference as mutually agreed to by Cytyc and MJC, once every [confidential treatment requested], or more frequently as the parties may agree, to monitor the progress and performance under this Agreement and to analyze and assess procedures for marketing and promoting the Product in an attempt to maximize Product Sales during the Term.

5.    Product Responsibilities of Cytyc; Promotion by Cytyc
      -----------------------------------------------------

      A. Cytyc will use commercially reasonable efforts to promote, at its cost and expense, the Product (i) via Follow-Up Calls to OBGYNs with its own sales representatives as provided for in this Agreement, (ii) to all other relevant doctors and other health care professionals, (iii) to hospitals, managed care groups, pharmacy benefit manager organizations, formularies, processing labs, health care insurance providers, and other relevant groups and personnel; and
(iv) via planning symposia, seminars, and other professional relations events related to the Product. Since, when the Product is used, it is necessary for the Product to be processed in order to obtain test results from the Product's use, Cytyc's promotion obligations include promoting the sale of appropriate processing equipment to labs and other relevant entities. Furthermore, since insurance coverage for use of the Product can greatly enhance the use of the Product, Cytyc's promotion obligations further include promoting the approval of insurance coverage for the Product.

      B. Cytyc has the sole authority to determine the price and other applicable terms of sale for the Product.

                       CONFIDENTIAL TREATMENT REQUESTED

     C. Cytyc has the sole responsibility, at its cost and expense, for Product manufacture, shipping, distribution, and warehousing, for the invoicing and billing of purchasers of the Product, and for the collection of receivables resulting from Product Sales.

     D. Cytyc will furnish MJC with copies of all promotional materials made available to Cytyc's sales force as may be reasonably requested by MJC to satisfy its needs in the course of detailing the Product and otherwise fulfilling its obligations under this Agreement. Cytyc and MJC will discuss in good faith the quantity and type of any other Promotional Materials reasonably needed by MJC to satisfy its needs in the course of detailing the Product and otherwise fulfilling its obligations under this Agreement. All Promotional Materials will be provided by Cytyc to MJC at Cytyc's sole cost and expense.

     E. Cytyc has the sole responsibility for ensuring the Product complies with all federal, state, and local laws and regulations including, by way of example only and not limitation, the federal Food, Drug, and Cosmetic Act, as amended, and all regulations issued pursuant to such law.

     F. Notwithstanding anything in this Section to the contrary, Cytyc will have strategic responsibility and sole authority and responsibility for obtaining all legal, regulatory, and medical approvals related to the selling and use of Promotional Materials used by Cytyc or MJC in marketing the Product.


6.   Records.   Cytyc and MJC each will maintain, in accordance with its
     --------
customary practices including its customary record retention practices, records of all Primary Calls (including any Profile Forms) and Promotional Calls, in the case of MJC, and Follow-Up Calls, in the case of Cytyc, made during the Regional Phase and National Phase of the Term. If a disagreement between the parties exists as to such calls in the context of a material dispute under this Agreement, the challenging party and their independent public accountants, upon reasonable prior notice and subject to reasonable confidentiality obligations, will have access to the relevant available records of the other so as to conduct a review or audit of such records. Such access will be given during normal business hours during the Term and for a period of [confidential treatment requested] its expiration or termination.

7.   Training of MJC Sales Representatives.
     -------------------------------------

     A. Cytyc will provide MJC's sales representatives with appropriate training with respect to the Product. There will be [confidential treatment requested] program for all of MJC's sales representatives who will be part of the [confidential treatment requested] and [confidential treatment requested] for all of MJC's sales representatives who will be part of the [confidential treatment requested]. Cytyc and MJC together will develop and mutually agree to the Product related training programs and schedule for such purpose. A preliminary draft outline of such programs and schedule is attached as Exhibit 2.

     All reasonable costs and expenses related to training [confidential treatment requested] will be paid by [confidential treatment requested] including, by way of example only and not limitation, all training materials including their preparation, trainers, reasonable travel and related expenses for MJC and Cytyc personnel to attend training including airfare, car, room and board, and food, facilities, and aids.

     B. Additionally, the Product will be incorporated as part of [confidential treatment requested]

                       CONFIDENTIAL TREATMENT REQUESTED

to the extent it is commercially reasonable. If additional training related to the Product that is incorporated into [confidential treatment requested] to be extended, Cytyc will be responsible only for any such [confidential treatment requested] due to the extension.

     C. After each of the [confidential treatment requested] will submit a statement to [confidential treatment requested] identifying in reasonable detail the actual costs and expenses incurred by [confidential treatment requested] in connection with such Product related training programs for which [confidential treatment requested] is responsible and will provide any supplementary documentation as [confidential treatment requested] may reasonably request to verify such costs and expenses. Within [confidential treatment requested] days after its receipt of such a statement, [confidential treatment requested] will reimburse [confidential treatment requested] for such costs and expenses.

8.   Product Samples.  [confidential treatment requested], will provide MJC and
     ---------------
its sales force, with quantities of samples of the Product as is mutually agreed to in good faith by [confidential treatment requested] and [confidential treatment requested] as being reasonably needed by [confidential treatment requested] for use in its copromotion activities for the Product. [confidential treatment requested] will use commercially reasonable efforts to ship [confidential treatment requested] to [confidential treatment requested] on a schedule mutually agreed to by [confidential treatment requested] in good faith in order to meet the needs of [confidential treatment requested].

9.   Certain Regulatory and Other Matters
     ------------------------------------

     A. All regulatory matters regarding the Product will remain under the exclusive control and responsibility of Cytyc.

     B. Cytyc and MJC will collaborate in good faith in developing the copromotion strategy and tactics for copromoting the Product under this Agreement. Furthermore, Cytyc may attend and provide input to MJC on the Product related portion of MJC's pre-POA and management POA process.

     C. Beginning as of the date of this Agreement, each party promptly will notify the other party of any significant event(S) that affect or may affect the marketing of the Product, including, by way of example only and not limitation, adverse reactions and governmental inquiries, whether within or outside the Territory.

     D. Beginning as of the date of this Agreement, each party promptly will notify the other party in writing of any order, request, or directive of a court or other governmental authority to recall or withdraw the Product in any jurisdiction. Cytyc will be responsible, at its sole cost and expense, for the costs of any recall or withdrawal of the Product.

10.  Compliance with Law.  Each party will maintain in full force and effect all
     -------------------
necessary licenses, permits, and other authorizations required by law to carry out its respective duties and obligations under this Agreement. Each party will comply with all laws, ordinances, rules, and regulations applicable to its respective activities under this Agreement, including, by way of example only and not limitation, any requirements of any license applicable to its respective activities in the Territory.

11.  Compensation
     ------------

                       CONFIDENTIAL TREATMENT REQUESTED

     A. As compensation for the copromotion services rendered by MJC during the Term, Cytyc will pay to MJC [confidential treatment requested].

     B. For the [confidential treatment requested], Cytyc will pay MJC a [confidential treatment requested]of [confidential treatment requested]. Cytyc will make this payment to MJC on [confidential treatment requested].

     C.  For the [confidential treatment requested], Cytyc will pay MJC:

         (1) For the period from [confidential treatment requested], Cytyc will pay MJC [confidential treatment requested] of [confidential treatment requested]. Cytyc will pay this [confidential treatment requested] to MJC in [confidential treatment requested] of [confidential treatment requested] on [confidential treatment requested]. The foregoing is subject to possible modification pursuant to Section 4.C.(4)(C) above.

         (2) For [confidential treatment requested], a [confidential treatment requested] of [confidential treatment requested] per [confidential treatment requested] and [confidential treatment requested] per [confidential treatment requested] made during [confidential treatment requested]. (If more than one OBGYN is located in the same office and are called on during the same [confidential treatment requested] visit, only one [confidential treatment requested] will be earned by MJC for such [confidential treatment requested]). In the event Cytyc requests MJC to [confidential treatment requested] during [confidential treatment requested] than needed for MJC to generate [confidential treatment requested] of at least [confidential treatment requested], then Cytyc will pay MJC the difference between [confidential treatment requested] and the [confidential treatment requested] earned by MJC during [confidential treatment requested] as calculated via the [confidential treatment requested] of [confidential treatment requested] and the [confidential treatment requested] of [confidential treatment requested]. Cytyc will pay the [confidential treatment requested] to MJC in payments of [confidential treatment requested] per month [confidential treatment requested] during [confidential treatment requested]. At the end of each [confidential treatment requested] during [confidential treatment requested], a [confidential treatment requested] will be done by MJC to compare the [confidential treatment requested] earned by MJC at the rate of [confidential treatment requested] per [confidential treatment requested] and [confidential treatment requested] per [confidential treatment requested] made from [confidential treatment requested], through the end of the relevant [confidential treatment requested] versus the collective [confidential treatment requested] payments made by Cytyc towards the [confidential treatment requested] during the applicable period. Any amount due MJC will be paid by Cytyc to MJC, or any amount over paid by Cytyc will be paid by MJC to Cytyc, within [confidential treatment requested] days following the end of the relevant [confidential treatment requested]. Prior to being able to earn a [confidential treatment requested] from [confidential treatment requested] during [confidential treatment requested] in excess of [confidential treatment requested] (which equates to [confidential treatment requested], MJC must obtain Cytyc's prior written approval. Furthermore, prior to being able to earn a [confidential treatment requested] from [confidential treatment requested] during [confidential treatment requested] in excess of [confidential treatment requested] (which equates to [confidential treatment requested] [confidential treatment requested]), MJC must obtain Cytyc's prior written approval.

     D. Cytyc also will pay MJC an [confidential treatment requested]. The [confidential treatment requested] will cover the [confidential treatment requested].

         (1) For the [confidential treatment requested], Cytyc will pay an [confidential treatment requested] to MJC equal to [confidential treatment requested] of [confidential treatment requested] during the [confidential treatment requested] in excess of [confidential treatment requested]. This [confidential treatment requested] will be paid by Cytyc to MJC by [confidential treatment requested].

                       CONFIDENTIAL TREATMENT REQUESTED

         (2) For the [confidential treatment requested] Cytyc will pay an [confidential treatment requested] to MJC based on [confidential treatment requested] during the [confidential treatment requested] as set out in Exhibit
3. This [confidential treatment requested] will be paid by Cytyc to MJC by [confidential treatment requested].

     E. All payments by Cytyc to MJC will be made by wire transfer in immediately available funds in legal currency of the United States and will be delivered to the account designated by MJC in writing from time to time.

12.  Reporting
     ---------

     A. Cytyc will furnish MJC, within [confidential treatment requested] days after each calendar month, an unaudited report setting forth the Product Sales in the Territory during such month, categorized as mutually agreed to by Cytyc and MJC.


     B. MJC will furnish Cytyc, within [confidential treatment requested] days after each calendar month during the Regional Phase and the National Phase, an unaudited report setting forth the number of Primary Calls and Promotional Calls by MJC District made by MJC during such month.

     C. Cytyc will maintain complete and accurate books and records in sufficient detail to enable verification of the compensation payable to MJC under this Agreement. Upon reasonable prior notice to Cytyc, MJC and its independent public accountants, subject to confidentiality obligations as set forth in the Confidentiality Agreement as defined in and as set forth in Section 14 below, will have access to the relevant books and records of Cytyc to conduct a review or audit. Such access will be given during normal business hours not more than once each calendar year during the Term and for a period of [confidential treatment requested] years after its expiration or termination. The accountants will be entitled to report its conclusions and calculations to MJC.

13.  Indemnification and Insurance
     -----------------------------

     A. Cytyc will defend, indemnify, and hold MJC and its parents, subsidiaries, affiliates, contractors, successors, and assigns, and their respective employees, agents, officers, and directors (collectively a "MJC Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, by way of example only and not limitation, reasonable attorneys fees), expenses, and lawsuits brought against or incurred by a MJC Party to the extent resulting from or arising in connection with (i) the breach by Cytyc of any covenant, representation, warranty, or other obligation of Cytyc contained in this Agreement, (ii) the manufacturing, sale, or distribution of the Product by Cytyc or any licensee or affiliate of Cytyc, or any copromoter of the Product, including, without limitation, any claim of patent infringement,
(iii) any product liability claim related to the Product, including, by way of example only and not limitation, the use by any person of the Product manufactured, sold, or distributed by Cytyc or any licensee or affiliate of Cytyc, or any copromoter of the Product, (iv) any contamination of or defect in the Product, (v) any Promotional Materials, or (vi) any negligent or wrongful act or omission of any Cytyc Party (as defined in Section 13.B below). Notwithstanding anything in this Section 13.A., Cytyc will not be obligated to defend, indemnify, or hold harmless a MJC Party for any liability for which MJC explicitly has assumed an indemnification obligation under Section 13.B. below.

                       CONFIDENTIAL TREATMENT REQUESTED

     B. MJC will defend, indemnify, and hold Cytyc and its parents, subsidiaries, affiliates, contractors, successors, and assigns, and their respective employees, agents, officers, and directors (collectively a "Cytyc Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, by way of example only and not limitation, attorneys fees), expenses, and lawsuits brought against or incurred by a Cytyc Party to the extent resulting from or arising in connection with the breach by MJC of any covenant, representation, warranty, or other obligation of MJC contained in this Agreement or for any negligent or wrongful act or omission of any MJC Party (as defined in Section 13.A. above). Notwithstanding anything in this Section 13.B., MJC will not be obligated to defend, indemnify, or hold harmless a Cytyc Party for any liability for which Cytyc explicitly has assumed an indemnification obligation under Section 13.A. above.

     C. To receive the benefits of the indemnity under Subsections A or B above, as applicable, the indemnified party must give the indemnifying party written notice of any claim or potential claim promptly after the indemnified party receives notice of any such claim. The indemnifying party will have the obligation to assume the defense of any such claim to the extent the indemnifying party has responsibility to the indemnified party under this
Section 13. The indemnified party may participate in, but not control, the defense of such claim at its sole cost and expense. An indemnifying party will have no liability under this Section 13 as to any claim for which settlement or compromise or an offer of settlement or compromise is made by the indemnified party without the prior consent of the indemnifying party.

     D. Except as to breaches of the Confidentiality Agreement or Section 14 below, neither party will be liable to the other party for any special, consequential, or indirect damages suffered by the other party including, without limitation, lost profits, except to the extent attributable to the indemnifying party's grossly negligent and/or willful and wanton acts.

     E. Each party will use commercially reasonable efforts to maintain insurance against such risks (including product liability) and upon such terms (including coverages, deductible limits, and self-insured retentions) as is customary for the activities to be conducted by it under this Agreement and is appropriate to cover its indemnification obligations under this Agreement. Such insurance will be primary to any other valid or collectable insurance coverage which the indemnified party, or any of its parents, subsidiaries, affiliates, principals, agents, or assigns, may have or obtain ("Indemnified's Insurance") and provide that no Indemnified's Insurance will become effective in respect to any claim intended by this Agreement to be covered by the indemnifier's insurance until all the indemnifier's insurance is fully exhausted. Each party will furnish to the other party evidence of such insurance, upon request.

14.  Confidentiality.  Cytyc and MJC each acknowledge that they have entered
     ----------------
into a Confidentiality Agreement dated February, 1997 ("Confidentiality Agreement"), a copy of which is attached as Exhibit 4, and that such confidential information disclosed by the parties prior to or during this Agreement will be governed by the terms and conditions in such Confidentiality Agreement.

15.  Representations and Warranties
     ------------------------------

                       CONFIDENTIAL TREATMENT REQUESTED

     A. Cytyc represents and warrants to MJC that: (i) the execution, delivery, and performance of this Agreement by Cytyc does not conflict with, or constitute a breach of, any order, judgment, agreement, or instrument to which Cytyc is a party; (ii) the execution, delivery, and performance of this Agreement by Cytyc does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority; (iii) the rights granted by Cytyc to MJC under this Agreement do not conflict with any rights granted by Cytyc to any third party; (iv) Cytyc has not received any notice of, and is not aware of any valid basis for, any claim that the manufacture, use, or sale of the Product infringes any valid patent or other intellectual property right of any third party; and (v) the Product, all Promotional Materials, and all other marketing materials relating to the Product comply and throughout the Term will continue to comply with all applicable federal, state, and local laws and regulations including, by way of example only and not limitation, the federal Food, Drug, And Cosmetic Act, as amended, and all regulations issued pursuant to such law. The foregoing provisions of this Subsection A set forth Cytyc's sole and exclusive representations and warranties with respect to the Product and Cytyc makes no other warranty of any kind whatsoever with regard to the Product, express or implied. Cytyc specifically disclaims all implied warranties of merchantability and fitness for a particular purpose with regard to the Product, whether arising from a statute or otherwise in law or from a course of dealing or usage of trade.

     B. MJC represents and warrants to Cytyc that (i) the execution, delivery, and performance of this Agreement by MJC does not conflict with, or constitute a breach of, any order, judgment, agreement, or instrument to which MJC is a party, (ii) the execution, delivery, and performance of this Agreement by MJC does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority, (iii) the rights granted by MJC to Cytyc under this Agreement do not conflict with any rights granted by MJC to any third party; and (iv) the number of OBGYNs as of the date of this Agreement [confidential treatment requested] and MJC will use commercially reasonable efforts throughout the Term to have [confidential treatment requested] OBGYNs.

16.  Notices.   Any notice or other communication required or permitted in this
     -------
Agreement will be in writing and sent by overnight delivery or registered or certified mail, return receipt requested, with postage and all other charges prepaid. All notices will be addressed to the respective party at the address below or to such other address as the party may designate in writing. Notices will be deemed effective upon delivery or the first good faith reasonable attempt to deliver during regular business hours.

     If to Cytyc:    Cytyc Corporation
                     85 Swanson Road
                     Boxborough, Massachusetts 01719
                     Attention: President

     If to MJC:      Mead Johnson & Company
                     2400 West Lloyd Expressway
                     Evansville, Indiana   47721
                     Attention: Vice President Sales and Distribution
                     cc: Vice President and Senior Counsel

                       CONFIDENTIAL TREATMENT REQUESTED

17.  Non-Solicitation and Noncompetition
     -----------------------------------

     A. [confidential treatment requested] neither Cytyc nor MJC, without the written consent of the other, directly or indirectly will solicit or hire any person who was a member of the other party's sales force or marketing group related to the Product in the Territory at [confidential treatment requested].

     B. During the term [confidential treatment requested]. For purposes of the preceding sentence, [confidential treatment requested] will mean [confidential treatment requested].

     C. The restrictions set forth in Section 17.B. above will not restrict either MJC or Cytyc from investing in or acquiring in any manner in whole or in part whatsoever any business, organization, company, or any other entity (the "Acquired Entity") which owns, manages, operates, controls, finances, or otherwise supports any business that otherwise would be a violation of the applicable noncompete in Section 17.B. above, so long as such otherwise violative business of the Acquired Entity is not the primary or material part of the business of the Acquired Entity.

18.  Miscellaneous Provisions
     ------------------------

     A.  Sale, Transfer, Assignment, and Changes in Management.  This Agreement
         -----------------------------------------------------
will bind and inure to the benefit of the parties and their successors and assigns except that neither party will have any right whatsoever to make any assignment of any of its respective rights or obligations without the written approval of the other party. No sale, assignment, transfer, conveyance, or encumbrance, whether by law or otherwise, including an acquisition of either party by (a) sale, issuance, exchange, or transfer, in a single transaction or a series or related transactions, of greater than fifty percent (50%) of the outstanding capital stock of such party to a third party, (b) sale of all or substantially all of the assets of such party, or (c) a merger, consolidation, or other reorganization involving such party and one or more other entities in which the shares of such party's outstanding capital stock immediately prior to such transaction are converted into, exchanged for, or represent less than a majority of the voting power of the surviving or resulting entity, will be of any force or effect unless such written approval will have been first obtained. Any approval required under this Subsection A will not be unreasonably withheld; provided, however, that if such consent is reasonably withheld, then the party requesting, but having reasonably been denied, such consent may elect to terminate this Agreement effective as of the consummation of the applicable sale, assignment, transfer, conveyance, or encumbrance; provided further, however, that in the event of such a termination of this Agreement by either Cytyc at any time or by MJC on or after the later of either [confidential treatment requested] or the completion of [confidential treatment requested] Primary Calls as set forth in [confidential treatment reqsted] (and as may be extended pursuant to [confidential treatment requested] in order to complete a [confidential treatment requested] Primary Calls), MJC will be

                       CONFIDENTIAL TREATMENT REQUESTED

entitled to the [confidential treatment requested] subject to an equitable adjustment as agreed to in good faith between MJC and Cytyc. No person, firm, or corporation will succeed to any of the rights of a party under this Agreement by virtue of any voluntary or involuntary proceeding in bankruptcy, receivership, attachment, execution, or assignment for the benefit of creditors, or other legal process.

     B.  Modification.  The terms of this Agreement may not be altered, waived,
         ------------
modified, or discharged except by an express declaration in writing on behalf of the parties by duly authorized officers and specifically stating that this Agreement is being modified, and no separate oral or other written agreement which may be made between any of the parties' employees will in any way modify this Agreement. Furthermore, any waiver of the requirements of this Subsection B likewise must be explicit and in a writing signed by a duly authorized representative of each party.

     C.  Dispute Resolution
         ------------------

         (1) Before filing a legal action with a court, each party will use its respective reasonable efforts to resolve any disagreement arising under this Agreement. In the event that the parties are unable to reach agreement, then either party may send written notice to the other that a "disagreement exists" and "reasonable efforts" are to be utilized in an effort to resolve the disagreement. If the disagreement is not resolved within [confidential treatment requested] days after receipt of such notice, then either party may request that the parties try to resolve the disagreement by either mediation or non-binding arbitration. Upon such request, the parties will proceed to mediate or arbitrate, as elected by the requesting party, the dispute in accordance with this Subsection C.

         (2) Any mediation will be conducted in accordance with the then current CPR Model Procedure for Mediation of Business Disputes except as otherwise explicitly set forth in this Subsection C.(2). The neutral third party mediator will be selected from the CPR Panels of Neutrals, with the assistance of CPR, unless the parties agree otherwise. Any mediation will be conducted in [confidential treatment requested] Each party will bear its own costs and share the cost of the mediation. The mediation will take place as soon as possible but no later than [confidential treatment requested] days after mediation is requested under this Agreement.

         (3) Any arbitration will be conducted in accordance with the then current CPR Rules for Non-Administered Arbitration of Business Disputes except as otherwise explicitly set forth in this Subsection C. (3). The arbitration will be before three (3) (unless the parties agree to one (1)) independent and impartial arbitrator(S) (e.g., no arbitrator has had any prior business dealings with either party), chosen as follows: Cytyc, on the one hand, and MJC, on the other hand, each will select one (1) arbitrator from a list of independent and impartial arbitrators provided by CPR. Neither of these two (2) arbitrators will be told which party selected the arbitrator. These two (2) arbitrators will agree on one (1) other independent and impartial person to serve as the third arbitrator. Any arbitration proceedings will be conducted in [confidential treatment requested] Each party will bear its own costs and share the cost of the arbitrator(S). The arbitration will take place as soon as possible but no later than [confidential treatment requested] days after arbitration is requested pursuant to this Agreement, and the arbitrator(S) will render a written decision within [confidential treatment requested] days after the close of the hearing record.

         (4) This Subsection C does not in any way alter or diminish the notice, cure,

                       CONFIDENTIAL TREATMENT REQUESTED

and/or termination rights otherwise set forth in this Agreement. Rather, this provision merely provides an alternative dispute resolution option that may be exercised before, and ultimately possibly in addition to, the rights of the parties to this Agreement to seek remedies through the courts except as otherwise set forth in this Agreement. In any court action between the parties relating to this Agreement, the prevailing party in such action will recover its attorney fees from the non-prevailing party.

     D.  Entirety of Agreement.  This Agreement and the Confidentiality
         ---------------------
Agreement referenced in Section 14 contains the entire understanding of the parties with respect to the subject matter and supersede all previous agreements, representations, and warranties, whether written or verbal, with respect to such subject matter.

     E.  Public Announcements.  The form and content of any public announcement
         --------------------
regarding this Agreement, or the subject matter contained in this Agreement, will be subject to the prior mutual agreement of the parties, except as may be required by applicable law.

     F.  Governing Law. This Agreement will be construed and enforced in
         -------------
accordance with the laws of the State of [confidential treatment requested] without regard to its conflict of laws principles.

     G.  Relationship of the Parties.  In making and performing this Agreement,
         ---------------------------
the parties act and will act at all times as independent entities and nothing contained in this Agreement will be construed or implied to create an agency, partnership, franchise, or employer and employee relationship between Cytyc and MJC. Neither party may make any representation, warranty, or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other party. Neither party will be liable for the act of any other party unless such act is expressly authorized in writing by both parties to this Agreement.

     H.  Counterparts  This Agreement will become binding when any one or more
         ------------
counterparts, individually or taken together, bear the signatures of each of the parties. This Agreement may be executed in any number of counterparts, each of which will be deemed an original as against the party whose signature appears on it, but all of which taken together will constitute but one and the same instrument.

     I.  Non-Waiver; Non-Exclusive. No failure by any party to exercise any
         -------------------------
power given in, or to insist upon strict compliance by the other party of any obligation under, this Agreement will constitute a waiver of the party's right to later demand exact compliance with the terms of this Agreement. No remedy made available to any party by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy will be cumulative and in addition to every other remedy available under this Agreement, at law, in equity, or otherwise.

     J.  Severability.  Should any provision(S) of this Agreement be declared
         ------------
invalid or unenforceable pursuant to a final determination of a court of competent jurisdiction or as a result of future legislative action, such determination or action will be construed so as not to affect the validity or enforceability hereof or thereof and will not affect the validity or effect of any other portion hereof or thereof. Any invalid portion will be deemed removed from this Agreement as of the date on which the ruling becomes final and will be deemed replaced by the closest enforceable

                       CONFIDENTIAL TREATMENT REQUESTED

provision as determined by such court.

     K.  Force Majeure and Default
         -------------------------

         (1) Delays by either party in the performance or non-performance of its obligations under this Agreement will be excused if due to any cause beyond such party's reasonable control, including by way of example only and not limitation Acts of God, governmental laws, rules, or regulations, wars, fires, the elements, labor troubles, interruption or shortage of transport facilities, or inability to obtain raw material or packaging supplies; provided, however, that such party will be excused from its obligations under this Agreement only
(i) to the extent and for the period in which such cause delays or prevents performance, (ii) if such party immediately notifies the other party of any such actual or anticipated non-performance, and (iii) if such party, in cases where the non-performance is curable or its adverse impacts on the other party reduced under reasonable available means, uses reasonable efforts, including taking economically reasonable action necessary, to rectify such barrier to such party's performance and permit such party to fully perform as soon as possible.

         (2) If either party defaults in the performance of its obligations under this Agreement, the non-defaulting party may notify the defaulting party of such default and the time to cure such default, which time will be [confidential treatment requested] days in the case of a failure to pay amounts due, and [confidential treatment requested] days for all other defaults, after the defaulting party receives such notice of the default. If the default continues uncorrected beyond the specified time period, the non-defaulting party will be entitled to give written notice of its intent to terminate this Agreement if the default is not cured within [confidential treatment requested] days after such second notice. If the default is not cured within [confidential treatment requested] days after such second notice, this Agreement will be deemed terminated. The termination of this Agreement in whole or in part pursuant to this Subsection will not relieve either party from the obligations in this Agreement which survive termination.

     L.  Survival.  All of a party's rights and privileges provided under this
         --------
Agreement, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the expiration or termination of this Agreement, will survive the expiration or termination and be enforceable by the party and its successors and assigns.

     M.  Descriptive Headings.  The descriptive headings of the Sections in
         --------------------
this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     IN WITNESS WHEREOF, Cytyc and MJC have duly executed this Agreement as of the day and year written above.


CYTYC CORPORATION                    MEAD JOHNSON & COMPANY

By: /s/                              By: /s/
   -------------------------            --------------------------

Name:                                Name:
     -----------------------              ------------------------

Title:                               Title:
      ----------------------               -----------------------

                       CONFIDENTIAL TREATMENT REQUESTED
                                                                       EXHIBIT 1
                                                                       ---------
     [Confidential Treatment Requested] Number of Pap Tests Conducted by
                                 OBGYN Office


                                                                  [Confidential Treatment Requested]
[Confidential Treatment
Requested] Closest Cytyc
Sales Representative
                                   ----------------------------    -----------------------------     ------------------------------

                                            Live Call                       Live Call                          Live Call or
[confidential treatment                        by                               by                              Phone Call
requested]                                    Cytyc                           Cytyc                              by Cytyc

                                   ----------------------------    -----------------------------     ------------------------------
                                   ----------------------------    -----------------------------     ------------------------------

[confidential treatment                     Live Call                       Live Call by                       Live Call by
      requested]                               by                              Lab or                             Lab or
                                             Cytyc                         Phone Call by                      Phone Call by
                                                                            Lab or Cytyc                       Lab or Cytyc

                                   ----------------------------    -----------------------------     ------------------------------
                                   ----------------------------    -----------------------------     ------------------------------

  [confidential treatment                      Live Call                      Live Call by                      Live Call by
        requested]                              by Cytyc                         Lab or                            Lab or
                                                 or Lab                       Phone Call by                     Phone Call by
                                                                              Lab or Cytyc                      Lab or Cytyc

                                   ----------------------------    -----------------------------     ------------------------------

                       CONFIDENTIAL TREATMENT REQUESTED

                                                                       EXHIBIT 2
                                                                       ---------

                                   TRAINING
                                   --------


I.    REGIONAL PHASE TRAINING

The training program for the MJC representatives and managers involved with the Regional Phase will consist of a home study segment and a formal training meeting, tentatively set for [confidential treatment requested].

A.    Home Study Segment
      ------------------

  Date Completed:                         Activity                              Responsibility
  ---------------                         --------                              --------------
[confidential               Training Manual Cover Memo and               [confidential treatment
treatment                   Address Labels for Participants and          requested] MJC
requested ]                 RBDs mailed to Cytyc,[confidential
                            treatment requested].

[confidential               Training Manuals Received by MJC             [confidential treatment
treatment                   RBDs, DBMs, and Regional                     requested ] Cytyc
requested ]                 Phase Representatives

[confidential               Memo to Regional Phase                       [confidential treatment
treatment                   representatives/BTLs To Complete             requested ] MJC
requested ]                 Exam and Forward to DBM for
                            Summarizing and Reporting to MJC

[confidential               [confidential treatment requested ]          [confidential treatment
treatment                   Presentation Content Slides For              requested ] MJC
requested ]                 [confidential treatment requested]
                            Training Meeting to Cytyc, Attn:
                            [confidential treatment requested]

[confidential               All Field Testing Completed for              MJC DBMs
treatment                   Product Study Manual, Results
requested ]                 Shipped to MJC Training and Co-
                            Promotion

[confidential               Sales Materials Received by Regional         [confidential treatment
treatment                   Phase Representatives, DBMs                  requested ] Cytyc
requested ]

[confidential               Sales Materials Thoroughly Reviewed          MJC Representatives and Managers
treatment                   By All Workshop Participants
requested ]

                       CONFIDENTIAL TREATMENT REQUESTED

B.    Regional Phase Training Meeting Calendar
      ----------------------------------------

  Date Completed:                           Activity                             Responsibility
  ---------------                           --------                             --------------
[confidential               Product Regional Phase Overview to              [confidential treatment
treatment                   RBDs at [confidential treatment                 requested] MJC
requested]                  requested] Meeting

[confidential               RBDs and DBMs Arrive at Training Site           MJC Managers and Launch Team
treatment                   [confidential treatment requested] for
requested]                  Training Meeting

[confidential               AM: Product Overview to RBDs and                Cytyc Training Team
treatment                   DBMs
requested]

[confidential               [confidential treatment requested]              Cytyc Training Team and
treatment                   afternoon, and [confidential treatment          MJC DBMs
requested]                  requested] Training For All Participants
                            in Regional Phase

C.    Regional Phase Training Meeting
      -------------------------------

[confidential treatment requested]: Arrival by evening

[confidential treatment requested]:  Day I
Morning Session

8:00  AM-  Introduction


8:15  AM-  Abbreviated Product Overview


8:45  AM-  "Flow of the Money" Discussion (How Labs, MDs, and Cytyc Make Money)


9:15  AM-  Marketing Strategies for the Product


9:45  AM-  Break


10:00 AM-  Roles and Responsibilities Cytyc and MJC

10:30 AM-  Communications- Transmitting Profile Forms, Follow-Up, Coordination,
           etc.

                       CONFIDENTIAL TREATMENT REQUESTED



                 - Cytyc National/Regional Resources

                 - Administration/Changes

                 - Cytyc Professional Relations, Medical Questions, 1-888#, etc.


11:45 AM- Regional Labs/National Labs Situation; Incentive Compensation


12:00 PM- Lunch/Adjourn

[confidential treatment requested]: Day I
Afternoon Session

 1:00 PM-  Opening

 1:30 PM-  Overview of Cervical Cancer

 2:30 PM- Product Overview

             - Product Description, Features, Benefits, etc
             - Package Insert, Clinical Trials

 4:00 PM- Market Overview

             - Market Potential
             - Sales Support Materials
             - Professional Services (1-888-ThinPrep)

 4:30 PM- Roles, Responsibilities, and Expectations


 5:00 PM- Buffet Dinner

              - History of Cytyc Corporation
              - Dinner

                       CONFIDENTIAL TREATMENT REQUESTED


 6:00 PM- District Breakout Session

              - Flow of the Dollars
              - Reimbursement
              - Implementation

 7:30 PM- Adjourn


[confidential treatment requested]: Day II
Morning Session

8:00 AM- Product Competition

              - Competitors
              - Clinical Papers, Proof Sources

9:00 AM- District Breakouts
              - Developing Selling Message
              - Incorporating Proof Sources
              - Practice and Role Plays

11:00 AM- Handling Objections (Incorporate into role plays)

12:00 PM- Lunch Buffet

[confidential treatment requested] Day II
Afternoon Session

1:00 PM- District Breakouts

              - Cue Responses
              - District Business
              - Goals and Expectations
              - Forms and Administration
              - Communication
              - Current Status

3:30 PM- General Session
              - Incentive Compensation
              - Competitive Advice
              - Maintain list of Learnings and Questions for DBMS/BTLs at
                District POAs
              - We're Launched!

                       CONFIDENTIAL TREATMENT REQUESTED

4:15 PM- Adjourn

D.    Further Detail
      --------------

1.    Home Study
      ----------

MJC will use current Cytyc training materials, Cytyc's current Product training manual, along with an audiotape, clinical reports, letter to [confidential treatment requested] Release, and sales visuals to study and prepare for the training meeting. [Confidential treatment requested] will write a cover letter for the training materials and Cytyc will produce sufficient copies of all materials and will ship materials to participating MJC sales representatives and district business managers. RBD copies will be determined based upon production dates at Cytyc.

Cytyc will prepare a study guide for the training manual to facilitate home study. A post-test will also be provided by Cytyc for testing MJC sales representatives' comprehension of the materials. This exam will be given to MJC sales representatives upon leaving the training meeting on [confidential treatment requested] to be completed as an open-book exam and returned to MJC's Sales Training before their district meetings.

2.    Training Meeting
      ----------------

The training meeting will be conducted in two parts on [confidential treatment requested].

Site location and meeting arrangements will be handled by Mead Johnson but paid for by Cytyc.

Part I will be a 4 hour program for addressing key questions about the Product
                 --------------
and the Regional Phase. MJC District Managers will arrive for the meeting on the evening of [confidential treatment requested] and attend the first session of the workshop on the morning of [confidential treatment requested]. The agenda and content will be developed by Cytyc subject to MJC's approval. This program will be an overview of the MJC sales representative training program.

Part II will be a one and one-half day program for MJC managers and sales representatives at the same location as Part I. MJC sales representatives will arrive the morning of [confidential treatment requested] and depart on the afternoon of [confidential treatment requested].

Cytyc will be responsible for developing the agenda and the content for the training program subject to MJC's approval. Cytyc also will provide workshop leaders and general session speakers for the program. [Confidential treatment requested] will work with [confidential treatment requested] on developing the expectations and the "What's In It For Me" sessions at the meeting.

                       CONFIDENTIAL TREATMENT REQUESTED


E.    Assessment of Performance

1.    Call Reporting
      --------------

Procedures and processes are still to be determined.

2.    Incentive Compensation
      ----------------------

Incentive compensation, if any, will be paid by MJC to its sales representatives based upon the following three potential criteria:

- Quantity of legitimate, bona fide leads provided to Cytyc sales representatives;
- Quality of the bona fide leads, i.e., did they result in a conversion to the Product; and
- Increase in sales on a regional basis (Cytyc's Region Boundaries).

[Confidential treatment requested] will develop a recommendation for [confidential treatment requested], but initial thoughts are that the incentive would be derived by a catalog prize system. The higher the points earned by MJC's sales representatives, the more expensive the prize they would be able to choose. The final decision of whether MJC will have an incentive system for its sales representatives and, if it does, what kind of system to have, will be at MJC's sole discretion.

F.    Communications/Coordination
      ---------------------------

To be developed by Cytyc and MJC is a Profile Form to be completed by MJC during its Primary Calls and used for determining potential Product business for OBGYNs.

Also, the process for getting interested OBGYNs and the Cytyc representatives together to discuss the details of using or switching to the Product were developed.

Need: MJC representatives will need a list of HMOs and Managed Care Organizations that reimburse for the Product.


II.   NATIONAL PHASE TRAINING

A.    Manager Training
      ----------------

National Phase training will be in the form of MJC District meetings. MJC's DBMs will be prepared to conduct these meetings via a one day MJC Managers' training session during the week of [confidential treatment requested].

Managers would arrive by noon on [confidential treatment requested] for a 1:00 pm session. The second day would continue with the agenda and adjourn at or about noon on

                       CONFIDENTIAL TREATMENT REQUESTED


[confidential treatment requested]. This meeting would include a "nice dinner" and perhaps some form of team building activity during the evening.

Key Points related to National Phase training for Managers:

         - Everyone will be trained during one session, versus regional programs.
         - Cytyc will bring subject matter experts and other training personnel to the training session.
         - Cytyc will develop content for the training session (probably similar to the Regional Phase training session).
         - A facilitators guide will be prepared by Cytyc, in coordination with MJC, to assist the MJC District Managers to conduct the National Phase training meetings.
         - Specific roles will be defined for Cytyc and MJC Regional Phase sales representatives at the National Phase launch District Meetings.
         - MJC will assume responsibility for site selection for MJC Managers training session.
         - Cytyc will assume responsibility for developing training content and delivery.


B.    Representative Training
      -----------------------

Rollout meetings to train MJC sales representatives will occur during the week of [confidential treatment requested]. For planning purposes, the National Phase plan will be put into motion immediately upon execution of this Agreement.

Key Points related to the National Phase meeting for MJC representatives:

         - Meetings will be scheduled for the week of [confidential treatment requested].
         - National Phase will be done via MJC District level training sessions.
         - Where possible, joint District meetings, i.e. two or three Districts meeting together, will be scheduled so as to maximize use of Cytyc personnel and MJC sales representatives involved with the Regional Phase.
         - Facilitators guides will be developed by [confidential treatment requested], from Cytyc, and [confidential treatment requested], from MJC.
         - Meetings will be upbeat and include some "fun" learning activities, nice plated dinner, and other amenities to make the meeting special, i.e. prizes, premium items, etc.
         - MJC will be responsible for site selection and administrative arrangements for the meetings.
         - Cytyc will assume responsibility for developing the meeting content, videotapes, and other meeting material, in coordination with MJC Training and Co-Promotion Department.
         - Meetings will be scheduled for no more than two days, preferably one and one-half days.

                       CONFIDENTIAL TREATMENT REQUESTED


C. In general, training for the National Phase will be modeled after the Regional Phase training with learning from the Regional Phase training incorporated into training for the National Phase.

                                                                       EXHIBIT 3
                                                                       ---------



                       CONFIDENTIAL TREATMENT REQUESTED

                        CONFIDENTIAL TREATMENT REQUESTED



                                                                      EXHIBIT 4
                                                                      ---------

                            CONFIDENTIALITY AGREEMENT
                            -------------------------

         THIS AGREEMENT entered into this ___ day of February, 1997, by and between CYTYC CORPORATION, a Delaware corporation with its offices at 85 Swanson Road, Boxborough, Massachusetts 01719 ("Contractor") and MEAD JOHNSON & COMPANY, a Delaware corporation with its offices 2400 West Lloyd Expressway, Evansville, Indiana 47721 ("MJC").

         WHEREAS, MJC is considering an arrangement for MJC to assist in the promotion of Contractor's pap smear test known as "Thin Prep 2000"; and

         WHEREAS, in the course of considering and/or entering into such arrangement, MJC will disclose to Contractor certain confidential information concerning the products and business of MJC and Contractor will disclose to MJC certain confidential information concerning its products and business;

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, Contractor and MJC agree as follows:

         1. As used herein, "Confidential Information" shall mean any and all information, data, methods, processes, formulas, know-how, inventions, strategies, trade secrets, product development information, or business or technical information relating to the business of the disclosing party, in any form, including written, oral, electronic data, tape and other forms, regardless of whether such information is designated as "confidential" when disclosed or generated.

         2. Contractor and MJC, and their respective agents, employees and subcontractors, shall each hold in confidence the Confidential Information disclosed to it by the other party or generated by it for other party, shall not disclose such information to anyone, and shall not use such information for a purpose not covered by this Agreement for a period of [confidential treatment requested] unless: (a) such information was part of the public domain prior to the date of this Agreement; or (b) such information became part of the public domain not due to some unauthorized act or omission of the promising party; or (c) the promising party had independently developed knowledge of such information either prior to or subsequent to the date of this Agreement and can document the same by written records; or (d) such information was disclosed to the promising party by a third party having no obligation to keep the same confidential. Each party agrees not to solicit, attempt to solicit, recruit or hire any of the other party's employees without the written consent of the other party for a period of six months from the date hereof.

                       CONFIDENTIAL TREATMENT REQUESTED


         3. Contractor and MJC shall each use its best efforts to ensure that all of its employees to whom such Confidential Information is disclosed shall take all reasonable precautions to safeguard and preserve the confidential status of such information. Each party shall be liable for any use or disclosure in breach of this Agreement by any of its agents, employees or subcontractors.

         4. Contractor and MJC each agrees to return to the other, upon request, any and all Confidential Information furnished by or generated for the other party and no copies and/or duplication of such Confidential Information shall be made without the written consent of the other party. The return of this material shall not affect the obligation of Contractor and MJC to treat the information disclosed to or generated by it as confidential. Neither party grants a license, by implication or otherwise, under any of its trade secrets, patents, copyrights or other intellectual property rights to the receiving party.

         5. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties, but neither party may assign this Agreement without the prior written consent of the other party. Any performance of any portion of the rights or obligations of either party by an agent or subcontractor shall constitute an assignment.

         6. Each of Contractor and MJC warrants and represents to each other that the terms of this Agreement are not inconsistent with any other contractual obligations it may have.

         7. Each of Contractor and MJC agrees that, without the other party's prior written consent, it will not disclose to any person the existence of this Agreement or its contents, the nature of the parties' business with each other, or the fact that either is considering doing business with the other.

         8. Each of Contractor and MJC agrees that, upon any actual or threatened breach of any provision of this Agreement by it, the other party shall be entitled to an injunction prohibiting such breach and recovery of its expenses, including but not limited to attorneys fees, incurred in obtaining such injunction. This provision shall not preclude any other remedies to which a party may be entitled under applicable laws with respect to a breach of any provision of this Agreement.

         9. Nothing in this Agreement shall be construed to bind or obligate either party to pursue any further agreements or commercial arrangements with one another.

         10. This Agreement is to be made under and shall be construed in accordance with the laws of the State of Indiana, constitutes the entire subject matter hereof and merges any and all prior agreements, understandings and representations.

         11. No modification or waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the parties hereto. This Agreement shall continue to apply to these parties performing under any Agreement entered into by them relating

                       CONFIDENTIAL TREATMENT REQUESTED


              to the subject of the disclosures made pursuant to this Agreement. No subsequent agreement between these same parties shall be construed to supersede this Agreement unless such intention is expressly stated in such subsequent agreement.


         IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written.


                                       MEAD JOHNSON & COMPANY

                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------


                                       CYTYC CORPORATION

                                       By:
                                          --------------------------------
                                          Vice President